Exhibit j (i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated June 19, 2001, in the Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Obligations Trust dated June 25, 2001.




                                                ERNST & YOUNG LLP

                                                /s/ ERNST & YOUNG LLP



Boston, Massachusetts
June 25, 2001